SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 28, 2005

THE MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Midland Boulevard, Amelia, Ohio 45102-2607
(Address of principal executive offices) (Zip Code)

(513) 943-7100
Registrant's telephone number, including area code

                                                      Not Applicable
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                   (a)   Not applicable.

                   (b)   Not applicable.

                   (c)   Not applicable.

                    (d)   On and effective as of July 28, 2005, the Board of Directors of the Company at a regular Board meeting increased the size of its Board of Directors to seventeen and elected René J. Robichaud to fill the one resulting, newly created directorship. Mr. Robichaud has been chief executive officer of NS Group, Inc. since February 2000 and a director of that company since 1999. Mr. Robichaud will serve as a Class I director and his term will expire at the 2008 annual meeting of shareholders of the Company.

                    A copy of the press release issued by the Company describing the appointment is furnished herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        (c)   Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	THE MIDLAND COMPANY BY: /s/John I. VonLehman —————————————— John I. VonLehman Executive Vice President, Chief Financial Officer and Secretary